Exhibit 99.1

XBP Europe Holdings, Inc. Reports Third Quarter 2024 Results

November 12, 2024

Third Quarter Highlights

●	Revenue of $35.4 million, decrease of 5.6% year-over-year and increase of 5.5% sequentially
●	Gross margin increased to 32.6%, a 800 bps increase year-over-year and 1,300 bps increase sequentially
●	Operating profit of $2.5 million, an increase of $2.2 million year-over-year and $3.8 million sequentially
●	Net loss of $2.8 million includes $0.7 million of FX losses, a decrease of $0.1 million year-over-year and $2.0 million sequentially
●	Adjusted EBITDA from continuing operations of $4.8 million, an increase of $2.6 million year-over-year and $3.6 million sequentially
●	Announced plans to divest on-demand printing operation

LONDON, UK and Santa Monica, CA, November 12, 2024 (GLOBE NEWSWIRE) – XBP Europe Holdings, Inc. (“XBP Europe” or “the Company”) (NASDAQ: XBP), a pan-European integrator of bills, payments, and related solutions and services seeking to enable the digital transformation of its clients, announced today its financial results for the quarter ended September 30, 2024.

“Our focus on expanding technology sales and cost structure optimization contributed to our performance in the quarter. Our backlog is rising, and we are ramping up prudently and as fast as we can. We expect these efforts to result in a continued top and bottom line improvement. We are additionally excited by opportunities available to us as a result of being selected for the UK government’s G-cloud 14 framework” said Andrej Jonovic, Chief Executive Officer of XBP Europe.

●	Revenue: Total Revenue was $35.4 million, a decline of 5.6% year-over-year and an increase of 5.5% sequentially, primarily due to completion of projects, lower volumes, and client contract ends, offset by positive impact of new business, some of which is in early stage of ramp.
●	Bills & Payments segment revenue was $24.6 million, a decline of 3.1% year-over-year, primarily attributable to lower postage revenue, lower volumes and client contract ends, offset by the positive impact of newly won business, some of which is in early stage of ramp.
●	Technology segment revenue was $10.8 million, a decrease of 10.8% year-over-year, largely due to lower license sales offset by implementation and professional services revenue.
●	Operating Profit: Operating Profit was $2.5 million, compared to $0.3 million in 3Q 2023. This was driven primarily by higher gross margins coupled with SG&A improvement. Our operating expenses include costs associated with accelerated migration to the cloud.
●	Net Loss: Net loss was $2.8 million, compared with a net loss of $2.9 million in 3Q 2023. The year-over-year decrease was primarily driven by higher Operating Profit, offset by higher Income tax expense and interest expense.
●	Adjusted EBITDA(1): Adjusted EBITDA from Continuing Operations was $4.8 million, an increase of $2.6 million or 116% compared to $2.2 million in 3Q 2023. Adjusted EBITDA margin was 13.7%, an increase of 770 basis points from 6.0% in 3Q 2023.
●	Capital Expenditures: Capital expenditures were 2.0% of revenue compared to 0.7% of revenue in 3Q 2023, with the increase primarily due to higher investments for growth during the quarter versus a year ago.
●	Adequate Liquidity: The Company’s cash and cash equivalents totaled $7.8 million as of September 30, 2024 and additional funding available under secured borrowing facilities including the €15 million factoring facility.

Other Highlights:

●	Pending Divestiture: During the third quarter of fiscal year 2024, the Company determined that its certain on-demand printing operation met the criteria to be classified as a discontinued operation, and, as a result, disposable group’s historical financial results are reflected in the Company’s condensed consolidated financial statements as discontinued operations and are presented separately from continuing operations. On a YTD basis, this business had Revenue of approximately $6.8 million and negative Adjusted EBITDA of approximately $3.3 million.

Segment Revenue and Profitability:

	Three months ended September 30, 2024
	Bills & Payments	Technology	Total
Revenue, net	$24,555	$10,845	$35,400
Cost of revenue	19,402	4,446	23,848
Segment Gross Profit	5,153	6,399	11,552

	Three months ended September 30, 2023
	Bills & Payments	Technology	Total
Revenue, net	$25,344	$12,152	$37,496
Cost of revenue	22,604	5,637	28,241
Segment Gross Profit	2,740	6,515	9,255

Below is the note referenced above:

(1)	Adjusted EBITDA is a non-GAAP measure. A reconciliation of Adjusted EBITDA is attached to this release.

Supplemental Investor Presentation

An investor presentation relating to our third quarter 2024 performance is available at investors.xbpeurope.com. This information has also been furnished to the SEC in a current report on Form 8-K.

About Non-GAAP Financial Measures

This press release includes constant currency, EBITDA and Adjusted EBITDA, each of which is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). XBP Europe believes that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our financial performance, results of operations and liquidity and allows investors to better understand the trends in our business and to better understand and compare our results. XBP Europe’s board of directors and management use constant currency, EBITDA and Adjusted EBITDA to assess XBP Europe’s financial performance, because it allows them to compare XBP Europe’s operating performance on a consistent basis across periods by removing the effects of XBP Europe’s capital structure (such as varying levels of debt and interest expense, as well as transaction costs resulting from the combination with CF Acquisition Corp. VIII. on November 29, 2023). Adjusted EBITDA also seeks to remove the effects of restructuring and related expenses and other similar non-routine items, some of which are outside the control of our management team. Restructuring expenses are primarily related to the implementation of strategic actions and initiatives related to right sizing of the business. All of these costs are variable and dependent upon the nature of the actions being implemented and can vary significantly driven by business needs. Accordingly, due to that significant variability, we exclude these charges since we do not believe they truly reflect our past, current or future operating performance. The constant currency presentation excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency revenue on a constant currency basis by converting our current-period local currency revenue using the exchange rates from the corresponding prior-period and compare these adjusted amounts to our corresponding prior period reported results. XBP Europe does not consider these non-GAAP measures in isolation or as an alternative to liquidity or financial measures determined in accordance with GAAP. A limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in XBP Europe’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures and therefore the basis of presentation for these measures may not be comparable to similarly-titled measures used by other companies. These non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP. Net loss is the GAAP measure most directly comparable to the non-GAAP measures presented here. For reconciliation of the comparable GAAP measures to these non-GAAP financial measures, see the schedules attached to this release.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including certain financial forecasts and projections. All statements other than statements of historical fact contained in this press release, including statements as to future results of operations and financial position, revenue and other metrics planned products and services, business strategy and plans, objectives of management for future operations of XBP Europe, market size and growth opportunities, competitive position and technological and market trends, are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by XBP Europe and its management, as the case may be, are inherently uncertain and many factors may cause the actual results to differ materially from current expectations which include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against XBP Europe or others and any definitive agreements with respect thereto; (2) the inability to meet the continued listing standards of Nasdaq or another securities exchange; (3) the risk that the business combination disrupts current plans and operations of XBP Europe and its subsidiaries; (4) the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of XBP Europe and its subsidiaries to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (5) costs related to the business combination; (6) changes in applicable laws or regulations; (7) the possibility that XBP Europe or any of its subsidiaries may be adversely affected by other economic, business and/or competitive factors; (8) risks related to XBP Europe’s potential inability to achieve or maintain profitability and generate cash; (9) the impact of the COVID-19 pandemic, including any mutations or variants thereof, and its effect on business and financial conditions; (10) volatility in the markets caused by geopolitical and economic factors; (11) the ability of XBP Europe to retain existing clients; (12) the potential inability of XBP Europe to manage growth effectively; (13) the ability to recruit, train and retain qualified personnel, and (14) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Reports on Form 10-K filed on April 1, 2024 and, our subsequent quarterly reports on Form 10-Q and our current reports on Form 8-K as filed with the Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. Readers should not place undue reliance on forward-looking statements, which speak only as of the date they are made. XBP Europe gives no assurance that either XBP Europe or any of its subsidiaries will achieve its expected results. XBP Europe undertakes no duty to update these forward-looking statements, except as otherwise required by law.

About XBP Europe

XBP Europe is a pan-European integrator of bills, payments and related solutions and services seeking to enable digital transformation of its more than 2,000 clients. The Company’s name – ‘XBP’ stands for ‘exchange for bills and payments’ and reflects the Company’s strategy to connect buyers and suppliers, across industries, including banking, healthcare, insurance, utilities and the public sector, to optimize clients’ bills and payments and related digitization processes. The Company provides business process management solutions with proprietary software suites and deep domain expertise, serving as a technology and services partner for its clients. Its cloud-based structure enables it to deploy its solutions across the European market, along with the Middle East and Africa. The physical footprint of XBP Europe spans 15 countries and 32 locations and a team of approximately 1,500 individuals. XBP Europe believes its business ultimately advances digital transformation, improves market wide liquidity by expediting payments, and encourages sustainable business practices. For more information, please visit: www.xbpeurope.com.

For more XBP Europe news, commentary, and industry perspectives, visit: https://www.xbpeurope.com/

And please follow us on social:

X: https://X.com/XBPEurope

LinkedIn: https://www.linkedin.com/company/xbp-europe/

The information posted on XBP Europe's website and/or via its social media accounts may be deemed material to investors. Accordingly, investors, media and others interested in XBP Europe should monitor XBP Europe’s website and its social media accounts in addition to XBP Europe’s press releases, SEC filings and public conference calls and webcasts.

Investor and/or Media Contacts:

investors@xbpeurope.com

XBP Europe Holdings, Inc.

Condensed Consolidated Balance Sheets

As of September 30, 2024 and December 31, 2023

(in thousands of United States dollars except share and per share amounts)

	September 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$7,770	$6,537
Accounts receivable, net of allowance for credit losses of $1,435 and $1,183, respectively	24,576	30,238
Inventories, net	4,056	4,045
Prepaid expenses and other current assets	6,912	6,550
Current assets held for sale	4,197	2,497
Total current assets	47,511	49,867
Property, plant and equipment, net of accumulated depreciation of $42,707 and $39,876, respectively	12,284	12,811
Operating lease right-of-use assets, net	6,726	5,206
Goodwill	23,281	22,823
Intangible assets, net	1,274	1,498
Deferred income tax assets	7,689	6,811
Other noncurrent assets	882	705
Noncurrent assets held for sale	—	3,018
Total assets	$99,647	$102,739

LIABILITIES AND STOCKHOLDERS’ DEFICIT
LIABILITIES
Current liabilities
Accounts payable	$11,271	$13,281
Related party payables	5,523	13,350
Accrued liabilities	22,152	23,850
Accrued compensation and benefits	16,623	16,268
Customer deposits	723	323
Deferred revenue	6,500	6,004
Current portion of finance lease liabilities	26	91
Current portion of operating lease liabilities	2,118	1,562
Current portion of long-term debts	5,047	3,863
Current liabilities held for sale	4,529	3,479
Total current liabilities	74,512	82,071
Related party notes payable	1,559	1,542
Long-term debt, net of current maturities	26,406	12,763
Finance lease liabilities, net of current portion	—	23
Pension liabilities	11,430	12,208
Operating lease liabilities, net of current portion	4,781	3,785
Other long-term liabilities	1,720	1,635
Noncurrent liabilities held for sale	—	1,280
Total liabilities	$120,408	$115,307
Commitments and Contingencies (Note 12)

STOCKHOLDERS’ DEFICIT
Preferred stock, par value of $0.0001 per share; 10,000,000 shares authorized; none issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Common Stock, par value of $0.0001 per share; 200,000,000 shares authorized; 30,166,102 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	30	30
Additional paid in capital	885	—
Accumulated deficit	(21,039)	(11,339)
Accumulated other comprehensive loss:
Foreign currency translation adjustment	(1,609)	(1,416)
Unrealized pension actuarial gains, net of tax	972	157
Total accumulated other comprehensive loss	(637)	(1,259)
Total stockholders’ deficit	(20,761)	(12,568)
Total liabilities and stockholders’ deficit	$99,647	$102,739

XBP Europe Holdings, Inc.

Condensed Consolidated Statements of Operations

For the three and nine months ended September 30, 2024 and 2023

(in thousands of United States dollars except share and per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Revenue, net	$35,330	$37,429	$106,770	$116,248
Related party revenue, net	70	67	217	163
Cost of revenue (exclusive of depreciation and amortization)	23,841	28,229	78,769	85,531
Related party cost of revenue	7	12	35	75
Selling, general and administrative expenses (exclusive of depreciation and amortization)	6,818	6,846	19,785	21,448
Related party expense	1,421	1,316	3,527	3,589
Depreciation and amortization	804	745	2,387	2,207
Operating profit	2,509	348	2,484	3,561
Other expense (income), net
Interest expense, net	1,820	1,246	4,698	3,641
Related party interest expense (income), net	23	5	64	(1)
Foreign exchange losses (gains), net	668	(530)	2,016	405
Changes in fair value of warrant liability	(5)	—	(45)	—
Pension income, net	(435)	(200)	(1,278)	(589)
Net income (loss) before income taxes	438	(173)	(2,971)	105
Income tax expense	1,664	1,046	2,666	1,523
Net loss from continuing operations	(1,226)	(1,219)	(5,637)	(1,418)
Net loss from discontinuing operations, net of income taxes	(1,543)	(1,668)	(4,063)	(4,533)
Net loss	$(2,769)	$(2,887)	$(9,700)	$(5,951)
Loss per share:
Basic and diluted - continuing operations	$(0.04)	$(0.05)	$(0.19)	$(0.06)
Basic and diluted - discontinuing operations	(0.05)	(0.08)	(0.13)	(0.21)
Basic and diluted	$(0.09)	$(0.13)	$(0.32)	$(0.27)

XBP Europe Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

For the nine months ended September 30, 2024 and 2023

(in thousands of United States dollars)

(Unaudited)

	Nine months ended September 30,
	2024	2023
Cash flows from operating activities
Net loss	$(9,700)	$(5,951)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	2,265	2,662
Amortization of intangible assets	554	289
Impairment of goodwill	87	—
Credit loss expense	249	271
Changes in fair value of warrant liability	(45)	—
Stock-based compensation expense	885	—
Unrealized foreign currency losses	1,976	215
Change in deferred income taxes	(761)	(357)

Change in operating assets and liabilities
Accounts receivable	5,741	2,874
Inventories	163	326
Prepaid expense and other assets	(855)	1,125
Accounts payable	(2,555)	(2,599)
Related parties payable	(8,350)	(2,246)
Accrued expenses and other liabilities	(1,428)	4,758
Deferred revenue	280	790
Customer deposits	340	(414)
Net cash provided by (used in) operating activities	(11,154)	1,743

Cash flows from investing activities
Purchase of property, plant and equipment	(1,124)	(2,254)
Additions to internally developed software	(317)	—
Net cash used in investing activities	(1,441)	(2,254)

Cash flows from financing activities
Borrowings under secured borrowing facility	—	87,769
Principal repayment on borrowings under secured borrowing facility	(79)	(90,357)
Borrowings under 2024 Term Loan A Facility	3,830	—
Borrowings under 2024 Term Loan B Facility	11,413	—
Borrowings under 2024 Revolving Credit Facility	15,425	—
Cash paid for debt issuance costs	(734)	—
Principal payments on 2024 Term Loan A Facility	(192)	—
Principal payments on 2024 Term Loan B Facility	(571)	—
Principal payments on long-term obligations	(15,256)	(690)
Proceeds from Secured Credit Facility	679	—
Principal payments on finance leases	(282)	(660)
Net cash provided by (used in) financing activities	14,233	(3,938)
Effect of exchange rates on cash and cash equivalents	(583)	(205)
Net increase (decrease) in cash and cash equivalents	1,055	(4,654)

Cash and equivalents, beginning of period, including cash from discontinued operations	6,905	7,473
Cash and equivalents, end of period, including cash from discontinued operations	$7,960	$2,819

Supplemental cash flow data:
Income tax payments, net of refunds received	424	1,112
Interest paid	1,869	1,309

XBP Europe Holdings, Inc.

Schedule 1: Reconciliation of Adjusted EBITDA and constant currency revenues

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

Non-GAAP constant currency revenue reconciliation
	Three Months ended September 30,
($ in thousands)	2024	2023

Revenues, as reported (GAAP)	35,400	37,496
Foreign currency exchange impact (1)	(688)
Revenues, at constant currency (Non-GAAP)	34,712	37,496

Reconciliation of Adjusted EBITDA from Continuing Operations

	Three Months ended September 30,
($ in thousands)	2024	2023

Net loss from Continuing Operations (GAAP)	(1,226)	(1,219)
Income tax expense	1,664	1,046
Interest expense including related party interest expense, net	1,843	1,251
Depreciation and amortization	804	745
EBITDA from Continuing Operations (Non-GAAP)	3,085	1,823
Restructuring and related expenses (2)	316	309
Employment litigation matter (3)	57	64
Related party management fee and royalties	-	334
Foreign exchange losses, net	668	(530)
Non-cash equity compensation (4)	725	-
Changes in fair value of warrant liability	(5)	-
Transaction Fees (5)	-	244
Adjusted EBITDA from Continuing Operations (Non-GAAP) (6)	4,846	2,244
Reconciliation of Adjusted EBITDA from Discontinuing Operations

	Three Months ended September 30,
($ in thousands)	2024	2023

Net loss from Discontinuing Operations, Net of Income Taxes (GAAP)	(1,543)	(1,668)
Income tax expense	72	-
Interest expense, net	3	19
Depreciation and amortization	135	350
EBITDA from Discontinuing Operations (Non-GAAP)	(1,333)	(1,299)
Restructuring and related expenses (7)	-	-
Related party service fees and royalties	-	-
Impairment of goodwill	87	-
Foreign exchange losses, net	2	1
Adjusted EBITDA from Discontinuing Operations (Non-GAAP) (6)	(1,244)	(1,298)

(1)

Constant currency excludes the impact of foreign currency fluctuations and is computed by applying the average exchange rates for the quarter ended September 30, 2023, to the revenues during the corresponding period in 2024.

(2)	Adjustment represents costs associated with restructuring, including employee severance and vendor and lease termination costs.

(3)	Represents the litigation settlement and associated expenses incurred in connection with the Company subsidiary litigation.

(4)	Represents the non-cash charges related to restricted stock units and options.

(5)	Represents transaction costs incurred as part of the Business Combination.

(6)

Supplemental financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures should not be considered as alternatives to operating or net income or cash flows from operating activities, in each case determined in accordance with GAAP. These non-GAAP financial measures are among the indicators used by management to measure the performance of the

Company’s operations, and also among the criteria upon which performance-based compensation may be based. Adjusted EBITDA also is used by our lenders for debt covenant compliance purposes.

Similar non-GAAP financial measures may be calculated differently by other companies, including other companies in our industry, limiting their usefulness as comparative measures. Because of these limitations, you should consider the non-GAAP financial measures alongside other performance measures and liquidity measures, including operating income, various cash flow metrics, net income and our other GAAP results.

(7)	Adjustment represents costs associated with restructuring related to employee severance.

Source: XBP Europe Holdings, Inc.